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                                                                     EXHIBIT 1.1


                                [      ] SHARES


                                    USEC INC.

                          COMMON STOCK, $0.10 PAR VALUE





                             UNDERWRITING AGREEMENT



               , 1998
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                                                                     , 1998




Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner &
         Smith Incorporated
M.R. Beal & Company
Janney Montgomery Scott Inc.
Lehman Brothers Inc.
Prudential Securities Incorporated
Smith Barney Inc
c/o Morgan Stanley & Co.
         Incorporated
         1585 Broadway
         New York, New York  10036

Morgan Stanley & Co.
         International Limited
Merrill Lynch International
M.R. Beal & Company
Janney Montgomery Scott Inc.
Lehman Brothers Inc.
Prudential Securities Incorporated
Smith Barney Inc
c/o Morgan Stanley & Co.
         International Limited
         25 Cabot Square
         Canary Wharf
         London E14 4QA
         England

Dear Sirs and Mesdames:

                  The United States government, as represented by the Secretary of the Treasury (the "Selling Shareholder"), proposes to sell to the several Underwriters (as


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defined below), an aggregate of ___ shares of the common stock of United States
Enrichment Corporation, a Delaware corporation ("USEC Delaware"), $0.10 par value (the "USEC Shares"), constituting all outstanding shares of capital stock of USEC Delaware.

                  USEC Delaware is a recently organized Delaware corporation and a wholly-owned subsidiary of the United States Enrichment Corporation, a federally-chartered entity ("USEC Federal"). USEC Inc. (the "Company") is a wholly-owned subsidiary of USEC Delaware, and is the parent to two subsidiary Delaware corporations. USEC Federal, USEC Delaware and the Company are collectively referred to as the "USEC Companies." On the Closing Date (as defined herein), USEC Delaware will succeed by merger (the "USEC Merger") to all of the business and operations of USEC Federal pursuant to the terms and conditions of the merger agreement dated as of _______, 1998 between USEC Delaware and USEC Federal (the "USEC Merger Agreement"). The USEC Merger will occur immediately prior to the closing of the sale of the USEC Shares to the Underwriters. Upon consummation of the USEC Merger, each outstanding share of common stock of USEC Federal will be converted into ___ shares of the common stock of USEC Delaware such that there will be outstanding an aggregate of ____ USEC Shares immediately following the USEC Merger. Immediately following the sale of the USEC Shares to the Underwriters pursuant to this Agreement, USEC Delaware will merge with a subsidiary of the Company (the "Company Merger") pursuant to the terms and conditions of the merger agreement dated as of _____, 1998 between USEC Delaware, the Company and a wholly-owned subsidiary of the Company (the "Company Merger Agreement"), and in the Company Merger the USEC Shares will be converted into shares of common stock of the Company, $0.10 par value ( the "Company Shares"). As a result of the Company Merger, USEC Delaware will become a wholly-owned subsidiary of the Company. The USEC Merger and the Company Merger are collectively referred to as the "Mergers," and the USEC Merger Agreement and the Company Merger Agreement are collectively referred to as the "Merger Agreements." For purposes of this Agreement, including any opinions of counsel delivered pursuant hereto, the Mergers shall be deemed to occur simultaneously.

                  It is understood that, subject to the conditions hereinafter stated, ____________ USEC Shares (the "U.S. USEC Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of the same number of Company Shares in the United States to United States Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and ____________


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USEC Shares (the "International USEC Shares") will be sold to the several
International Underwriters named in Schedule II hereto (the "International Underwriters") in connection with the offering and sale of the same number of Company Shares outside the United States to persons other than United States Persons. The U.S. USEC Shares and the International USEC Shares, in the aggregate, constitute all outstanding shares of capital stock of USEC Delaware. Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, M.R. Beal & Company, Janney Montgomery Scott Inc., Lehman Brothers Inc., Prudential Securities Incorporated and Salomon Smith Barney Inc shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Merrill Lynch International, M.R. Beal & Company, Janney Montgomery Scott Inc., Lehman Brothers Inc., Prudential Securities Incorporated and Salomon Smith Barney Inc shall act as representatives (the "International Representatives") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the Underwriters.

                  The Company proposes to sell to the several U.S. Underwriters, not more than an aggregate of__________ additional shares of the common stock of the Company, $0.10 par value (the "Additional Shares"), if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 2 hereof. The Company Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". The shares of common stock of the Company, $0.l0 par value, to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock".

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States to United States Persons, and the international prospectus, to be used in connection with the offering and sale of Shares to persons other than United States Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the U.S. prospectus


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and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "Prospectus". If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

         1. REPRESENTATIONS AND WARRANTIES OF THE USEC COMPANIES. The USEC Companies jointly and severally represent and warrant to and agree with each of the Underwriters that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and
         (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to any of the USEC Companies in writing by such Underwriter through you expressly for use therein.

                  (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of Delaware, has, and after giving effect to the Mergers will have, the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is, and after giving effect to the Mergers will be, duly qualified to transact business and is, and after giving effect to the Mergers will be,


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         in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company after giving effect to the Mergers.

                  (d) USEC Delaware has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of Delaware, has, and after giving effect to the Mergers will have, the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is, and after giving effect to the Mergers will be, duly qualified to transact business and is, and after giving effect to the Mergers will be, in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on USEC Delaware after giving effect to the Mergers.

                  (e) USEC Federal is a federally-chartered entity, is validly existing as a federally-chartered entity, and has the power and authority to own its property and to conduct its business as described in the Prospectus. USEC Federal is not qualified or licensed as a foreign corporation under the corporate laws of any of the 50 states of the United States.

                  (f) This Agreement has been duly authorized, executed and delivered by the USEC Companies and is a valid and binding agreement of the Company, USEC Delaware and, subject to the USEC Privatization Act, Chapter 1, Title 3 of Public Law 104-134, and the Energy Policy Act of 1992, Public Law 102-486 (collectively, the "Privatization Legislation"), USEC Federal. The USEC Merger Agreement has been duly authorized, executed and delivered by USEC Delaware and USEC Federal and is a valid and binding agreement of USEC Delaware and, subject to the Privatization Legislation, USEC Federal. The Company Merger Agreement has been duly authorized, executed and delivered by USEC Delaware and the Company and is a valid and binding agreement of USEC Delaware and the Company.

                  (g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.



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                  (h) The outstanding shares of common stock of USEC Federal have been duly authorized and are validly issued, fully paid and non-assessable. After giving effect to the Mergers, the outstanding shares of common stock of each of USEC Delaware and the Company will have been duly authorized and validly issued, fully paid and non-assessable.

                  (i) The Additional Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Additional Shares will not be subject to any preemptive or similar rights.

                  (j) The execution and delivery by the USEC Companies of, and the performance by the USEC Companies of their respective obligations under, this Agreement, the USEC Merger Agreement with respect to USEC Federal and USEC Delaware, and the Company Merger Agreement with respect to USEC Delaware and the Company, will not contravene any provision of applicable law or the charters or by-laws of the USEC Companies or any agreement or other instrument binding upon any of the USEC Companies that is material to any of the USEC Companies, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over any of the USEC Companies, and, except as described in the Prospectus, no material consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by any of the USEC Companies of their respective obligations under this Agreement and the Merger Agreements, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the USEC Companies from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (l) There are no material legal or governmental proceedings pending or, to the knowledge of the USEC Companies, threatened to which any of the USEC Companies is, or the Company or USEC Delaware will be, after giving effect to the Mergers, a party, or of which the USEC Companies'


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         property is, or the Company's or USEC Delaware's property will be, after giving effect to the Mergers, the subject, that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

                  (m) USEC Federal has complied in all material respects with all of its duties under the Privatization Legislation required to be performed or complied with at the date hereof insofar as such duties relate to the transactions contemplated by this Agreement. Except as described in the Prospectus, USEC Federal has and the Company and USEC Delaware will have, after giving effect to the Mergers, all necessary consents, authorizations, approvals, clearances, orders, certificates and permits of and from, and USEC Federal has made and the Company and USEC Delaware will have made, after giving effect to the Mergers, all declarations and filings with, all federal, state, local and other governmental authorities (including, without limitation, the Nuclear Regulatory Commission and the Occupational Safety and Health Administration), all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use their respective properties and assets and to conduct their respective businesses in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company or USEC Delaware after giving effect to the Mergers.

                  (n) Except as described in the Prospectus, USEC Federal owns or has the right to use, and as of the Closing Date and after giving effect to the Mergers, the Company or USEC Delaware will own or have the right to use, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by it in connection with the business now operated by USEC Federal, and except as described in the Prospectus, none of the USEC Companies has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on


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         USEC Federal's business as now operated by USEC Federal or, after giving effect to the Mergers, the Company or USEC Delaware.

                  (o) Each preliminary prospectus publicly filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (p) None of the USEC Companies is and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, none will be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (q) Except as described in the Prospectus, the USEC Companies
         (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on USEC Federal or, after giving effect to the Mergers, the Company or USEC Delaware.

                  (r) Except as described in the Prospectus, to the best of the USEC Companies' knowledge, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, after taking into account existing indemnities from the United States Department of Energy and after giving effect to the Privatization Legislation, have a material adverse effect on USEC Federal or, after giving effect to the Mergers, the Company or USEC Delaware.



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                  (s) Except as described in the Prospectus, no material labor dispute with the employees of the USEC Companies or, to the knowledge of USEC Federal, of Lockheed Martin Utility Services, Inc. exists, or, to the knowledge of the USEC Companies, is imminent that could have a material adverse effect on USEC Federal or, after giving effect to the Mergers, the Company or USEC Delaware.

                  (t) USEC Delaware, the Company and each other person or entity that, together with USEC Delaware or the Company, is treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended (the "Code") (each such person or entity being an "ERISA Affiliate"), comply in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA") if and to the extent applicable. The USEC Companies and each ERISA Affiliate comply in all material respects with the Code, if and to the extent applicable, with respect to each pension plan (as defined in Section 3(2) of ERISA) maintained by any of the USEC Companies or such ERISA Affiliate, and none of the USEC Companies or any of their respective ERISA Affiliates has incurred any material liability to any pension plan or to the Pension Benefit Guaranty Corporation that has not been fully paid as of the date hereof.

                  (u) USEC Federal maintains, and after giving effect to the Merger, the Company and USEC Delaware will maintain, a system of internal accounting controls sufficient to provide reasonable assurance that (l) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principals and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and
         (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (v) The USEC Companies have complied with all provisions of
         Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

         2. AGREEMENTS TO SELL AND PURCHASE. The Selling Shareholder hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the


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representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Shareholder at $______ a share (the "Purchase Price") the number of USEC Shares (subject to such adjustments to eliminate fractional shares as you may determine) set forth in Schedules I and II hereto opposite the name of such Underwriter.

                  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to _______________ Additional Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Company Shares. If any Additional Shares are to be purchased, the Company agrees to sell the Additional Shares and each U.S. Underwriter agrees, severa1ly and not jointly, to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. USEC Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. USEC Shares.

                  The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus,
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the USEC Shares and Additional Shares to be sold


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hereunder or (b) any shares of Common Stock issued or options to purchase
Common Stock granted pursuant to employee or director benefit plans of the Company if such plans are adopted by the Company after the Closing Date; provided, that (I) the total number of shares of Common Stock issued or issuable pursuant to options granted pursuant to this clause (b) shall not exceed 3% of the total number of shares of Common Stock outstanding immediately following the Offering, (II) any shares of Common Stock or options to purchase Common Stock issued pursuant to this clause (b) shall be issued or granted, as the case may be, at the then fair market value of the Common Stock and (III) the executive officers or directors receiving any shares of Common Stock or options to purchase Common Stock pursuant to this clause (b) shall have agreed in writing to the lock-up provisions set forth in this paragraph.

         3. TERMS OF PUBLIC OFFERING. The USEC Companies and the Selling Shareholder are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the Selling Shareholder are further advised by you that the Company Shares are to be offered to the public initially at $____ a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $_______ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $______ a share, to any Underwriter or to certain other dealers.

         4. PAYMENT AND DELIVERY. Payment for the USEC Shares shall be made to the Selling Shareholder in immediately available funds in New York City against delivery of such USEC Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on ____________, 1998, or at such other time on the same or such other date, not later than_________, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

         Payment for any Additional Shares shall be made to the Company in immediately available funds in New York City against delivery of such Additional Shares for the respective accounts of the several U.S. Underwriters at 10:00 A.M., New York City time, on the date specified in the notice described in Section 2 or on such other date, in any event not later than _______, 1998, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are herein after referred to as the "Option Closing Date."



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            Certificates for the Company Shares, the USEC Shares and
Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date, or the Option Closing Date, as the case may be. The certificates evidencing the Company Shares, the USEC Shares and the Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters or the respective accounts of the several U.S. Underwriters, as the case may be, with any transfer taxes payable in connection with the transfer of the Company Shares, the USEC Shares and the Additional Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

         5. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Selling Shareholder to sell the USEC Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the USEC Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

            The several obligations of the Underwriters are subject to the following further conditions:

            (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the USEC Companies from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

             (b) The USEC Merger shall have been consummated and USEC
         Delaware shall have succeeded to all of the assets and liabilities of USEC Federal on the terms set forth in the USEC Merger Agreement and as otherwise provided by federal law; and the Company Merger shall have been consummated and a wholly-owned subsidiary of the Company shall have succeeded to all of the assets and liabilities of USEC Delaware on the terms set forth in the Company Merger Agreement.



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                  (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the Company and USEC Delaware, to the effect that the representations and warranties of the Company and USEC Delaware contained in this Agreement are true and correct in all material respects as of the Closing Date and that the USEC Companies have complied in all material respects with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date (the officer(s) signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened).

                  (d) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for the USEC Companies, dated the Closing Date, to the effect that:

                           (i) Each of USEC Delaware and the Company has been
                  duly incorporated, is validly existing as a corporation in good standing under the laws of the state of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company or USEC Delaware;

                           (ii) this Agreement has been duly authorized,
                  executed and delivered by the USEC Companies;

                           (iii) the authorized capital stock of the Company
                  conforms in all material respects as to legal matters to the description thereof contained in the Prospectus;

                           (iv) the USEC Shares and the Company Shares
                  outstanding prior to the issuance of the Additional Shares have been duly authorized and are validly issued, fully paid and non-assessable;

                           (v) the Additional Shares have been duly authorized
                  and, when issued and delivered in accordance with the terms of this Agree-
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                  ment, will be validly issued, fully paid and non-assessable, and the issuance of such Additional Shares will not be subject to any preemptive or similar rights;

                           (vi) the execution and delivery by the USEC Companies
                  of, and the performance by each of them of their respective obligations under this Agreement will not contravene any provision of applicable law or the charters or by-laws of the respective USEC Companies or, to the best of such counsel's knowledge, any agreement or other instrument binding upon any of the USEC Companies that is material to the USEC Companies, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the USEC Companies, and, except as described in the Prospectus, no material consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the USEC Companies of their obligations under this Agreement and the Merger Agreements, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or which are not required to be obtained, made or taken prior to the date hereof;

                           (vii) USEC Federal and USEC Delaware had all
                  corporate power and authority to execute, deliver and perform the USEC Merger Agreement and took all action required by law, their respective charters and by-laws to approve the merger of USEC Federal with and into USEC Delaware; USEC Delaware and the Company had all corporate power and authority to execute, deliver and perform the Company Merger Agreement and took all action required by law and their respective charters and by-laws to approve the merger of USEC Delaware with and into a subsidiary of the Company;

                           (viii) the execution and delivery of the USEC Merger
                  Agreement and the consummation of the USEC Merger did not contravene any provision of applicable law or USEC Federal's or USEC Delaware's charter or by-laws, or, to the best of such counsel's knowledge, any agreement or other instrument binding upon USEC Federal or USEC Delaware that is material to USEC Federal or USEC Delaware, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over USEC Federal or USEC Delaware, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency was required for the performance by USEC Federal and USEC Delaware of their respective obligations under the USEC Merger Agreement;

                           (ix) the execution and delivery of the Company Merger
                  Agreement and the consummation of the Company Merger did not contravene any provision of applicable law or the Company's or USEC Delaware's charter or by-laws, or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or USEC Delaware that is material to the Company or USEC Delaware, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or USEC Delaware, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency was required for the performance by the Company and USEC Delaware of their respective obligations under the Company Merger Agreement;

                           (x) the USEC Merger Agreement is a valid and binding
                  agreement of USEC Delaware and, subject to the Privatization Legislation, USEC Federal, and the USEC Merger has been duly consummated in accordance with the terms of the USEC Merger Agreement;

                           (xi) the Company Merger Agreement is a valid and
                  binding agreement of the Company and USEC Delaware, and the Company Merger has been duly consummated in accordance with the terms of the Company Merger Agreement;

                           (xii) the statements (A) in the Prospectus under the
                  captions, "Description of Capital Stock" and "Certain United States Federal Tax Consequences to Non-U.S. Stockholders" and
                  (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                           (xiii) none of the USEC Companies is and, after
                  giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, none will be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                           (xiv) Each of the Registration Statement, as of the
                  Effective Date, and the Prospectus, as of its date, appeared on its face to have been appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that such counsel does not: (i) express any opinion as to the financial statements and related notes, schedules and other financial and statistical data included in or excluded from the Registration Statement or the Prospectus or (ii) except as set forth in clause (xii) above, assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus;

                           (xv) [Opinion re: patents/copyrights -- To Come]

                           (xvi) no facts have come to such counsel's attention
                  that have caused such counsel to believe that the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus, as of its date and as of the date of the opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, except that such counsel expresses no opinion or belief with respect to the financial statements and related notes, schedules and other financial and statistical data included in or excluded from the Registration Statement or the Prospectus, or the exhibits to the Registration Statement.

                  (e) The Underwriters shall have received on the Closing Date an opinion of Robert J. Moore, Esq., Vice President and General Counsel of the Company, dated the Closing Date, to the effect that:

                           (i) such counsel does not know of any legal or
                  governmental proceedings pending or threatened to which any of the USEC Companies is a party or to which any of the properties of any of the USEC Companies is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                           (ii) except as described in the Prospectus, no
                  material labor dispute with the employees of the USEC Companies or, to the knowledge of such counsel, of Lockheed Martin Utility Services, Inc. exists, or, to such counsel's knowledge, is imminent that could have a material adverse effect on the USEC Companies;

                           (iii) to such counsel's knowledge, USEC Federal has
                  complied in all material respects with all of its duties and obligations under the Privatization Legislation required to be performed or complied with at the date hereof insofar as such duties relate to the transactions contemplated by this Agreement; except as described in the Prospectus, the Company has, to such counsel's knowledge, all necessary consents, authorizations, approvals, clearances, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including, without limitation, the Nuclear Regulatory Commission and the Occupational Safety and Health Administration), all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company; and

                           (iv) except as described in the Prospectus, to such
                  counsel's knowledge, the Company (A) is in compliance with any and all applicable Environmental Laws, (B) has received all permits, consents, authorizations, clearances, orders, certificates, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (C) is in compliance with all terms and conditions of any such permit, consent, authorization, clearance, order, certificate, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, consents, authorizations, clearances, orders, certificates, licenses or other approvals or failure to comply with the terms and conditions of such permits, certificates, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company.

                  (f) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (ii), (xii) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters"),
         (xiv), and (xvi) of paragraph (d) above.

                  The opinions of Skadden, Arps, Slate, Meagher & Flom LLP and Robert J. Moore, Esq. described in paragraphs (d) and (e) above shall be rendered to the Underwriters at the request of the Company or the Selling Shareholder, as the case may be, and shall so state therein.

                  (g) The Underwriters shall have received on the Closing Date evidence that (i) the person executing and delivering the Underwriting Agreement on behalf of the Selling Shareholder has been delegated the authority of the Secretary of the Treasury (the "Secretary") under the Privatization Legislation to exercise any right or power, make any finding or determination, or perform any duty or obligation which the Secretary is authorized to exercise, make or perform under the Privatization Legislation relating to the privatization of USEC Federal; and (ii) such person has given the approvals and made the determination required of the Secretary under sections 3103 and 3104 of the USEC Privatization Act (42 U.S.C. Sections 2297h-1,
         2297h-2).

                  (h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the

         Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (i) The Shares shall have been approved for inclusion on the New York Stock Exchange.

                  The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Underwriters on the Option Closing Date of such documents as the U.S. Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

         6. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (a) To furnish to you, without charge, eight signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 5:00 p.m. New York City time on the business day following the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in a timely manner, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law. The expense of complying with this
         Section 6(c) shall be borne by the Company in respect of any amendment or supplement required during the nine-month period after effectiveness of the Registration Statement and by the Underwriters thereafter.

                  (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                  (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending ___________, 1999 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

         7. FOREIGN OWNERSHIP CERTIFICATE.

                  (a) In further consideration of the agreements of the USEC Companies and the Selling Shareholder herein contained, each Underwriter represents to the USEC Companies and the Selling Shareholder that the Underwriter has complied in all material respects with the certificate of compliance regarding foreign ownership restrictions (the "Foreign Ownership Certificate") and is delivering simultaneously herewith an executed Foreign Ownership Certificate in the form of Exhibit A hereto.

                  (b) The Underwriters acknowledge that the Board of Directors of USEC Federal is relying on the Foreign Ownership Certificate in making certain determinations under the Privatization Legislation.

                  (c) In the event the over-allotment option is exercised by the U.S. Underwriters, the U.S. Underwriters shall affirm in writing that the U.S. Underwriters followed the procedures set forth in the Foreign Ownership Certificate. with respect to the Additional Shares being sold by the Company.

         8. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, all expenses incident to the performance of the USEC Companies' and the Selling Shareholder's obligations under this Agreement will be paid or caused to be paid out of USEC Federal's revenue account with the U.S. Department of Treasury, including: (i) the fees, disbursements and expenses of the counsel for the USEC Companies, and the USEC Companies' accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, which are not expected to exceed $10,000, (iv) all filing fees incurred in connection with the review and qualification of the offering by the National Association of Securities Dealers, Inc., which are not expected to exceed $30,500, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the USEC Companies relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses of the USEC Companies associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the USEC Companies in connection with the road show presentations, and travel and lodging expenses of the representatives and officers of the USEC Companies and any such consultants, and (ix) all other costs and expenses incident to the performance of the obligations of the USEC Companies and the Selling Shareholder hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section,
Section 9 entitled "Indemnity and Contribution", and the last paragraph of
Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

         9. INDEMNITY AND CONTRIBUTION. (a) From and after the Closing Date, the Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the USEC Companies in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability unless such failure is the result of non-compliance by the Company with Section 6(a) hereof.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company (including persons identified to become directors), the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the USEC Companies in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this
         Section 9, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
         (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 9 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of USEC Shares and Additional Shares they have purchased hereunder, and not joint.

                  (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Under-writer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the USEC Companies contained in this Agreement shall remain operative and in full force and effect regardless of (i) termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Selling Shareholder, or the Company, USEC Delaware, their officers or directors or any person controlling the Company or USEC Delaware and (iii) acceptance of and payment for any of the Shares; provided, however, that the Underwriters agree, that no indemnification shall be provided by the United States (including USEC Federal so long as it is an agency and instrumentality thereof).

         10. TERMINATION. This Agreement shall be subject to termination by notice given by you to the USEC Companies and the Selling Shareholder, if (a) after the execution and delivery of this Agreement and prior to the Closing Date
(i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         11. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase USEC Shares or Additional Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of USEC Shares or Additional Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the USEC Shares or Additional Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of USEC Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of USEC Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the USEC Shares or Additional Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of USEC Shares or Additional Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of USEC Shares or Additional Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase USEC Shares and the aggregate number of USEC Shares with respect to which such default occurs is more than one-tenth of the aggregate number of USEC Shares to be purchased by all of the Underwriters, and arrangements satisfactory to you, the Company and the Selling Shareholder for the purchase of such USEC Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder. In any such case either you or the Selling Shareholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any U.S. Underwriter or U.S. Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased by all of the Underwriters, the non-defaulting U.S. Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting U.S. Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         12. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         13. APPLICABLE LAW. This Agreement, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with the State of New York, without giving effect to the provisions thereof relating to conflicts of law; provided, however, that the rights and obligations of the U.S. Government hereunder shall be governed by, and construed and interpreted in accordance with, Federal law.

         14. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.


                                            Very truly yours,


                                            USEC INC., a Delaware corporation


                                            By
                                            Name:
                                            Title:


                                            UNITED STATES ENRICHMENT
                                            CORPORATION, a Delaware corporation


                                            By
                                            Name:
                                            Title:


                                            UNITED STATES ENRICHMENT
                                            CORPORATION, a federally-
                                            chartered entity


                                            By
                                            Name:
                                            Title:



                                            THE UNITED STATES OF AMERICA, acting
                                            through the Secretary of Treasury,
                                            through his duly authorized designee


                                            By
                                            Name:
                                            Title:



Accepted as of the date hereof


Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner &
   Smith Incorporated
M.R. Beal & Company
Janney Montgomery Scott Inc.
Lehman Brothers Inc.
Prudential Securities Incorporated
Smith Barney Inc.


Acting severally on behalf of themselves and the several U.S. Underwriters named in
Schedule I hereto.

By:  Morgan Stanley & Co. Incorporated


By_____________________
     Name:
     Title:


Morgan Stanley & Co. International Limited
Merrill Lynch International
M.R. Beal & Company
Janney Montgomery Scott Inc.
Lehman Brothers Inc.
Prudential Securities Incorporated
Smith Barney Inc

Acting severally on behalf of themselves and the several International Underwriters named in Schedule II hereto.


By:  Morgan Stanley & Co. International Limited


By_______________________
     Name:
     Title:

                                   SCHEDULE I


                                U.S. Underwriters

                                                               Number of USEC
                                                                    Shares
                  Underwriter                                  To Be Purchased

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
M.R. Beal & Company
Janney Montgomery Scott Inc.
Lehman Brothers Inc.
Prudential Securities Incorporated
Smith Barney Inc

NAMES OF OTHER U.S. UNDERWRITERS



                                                               -------------

            Total U.S. USEC Shares . . . . . . . . . .

                                                               --------------